Consent of Independent Auditors

We consent to the reference to our firm under the caption “Independent Auditors and Financial Statements” in the prospectus and to the use of our report dated April 13, 2001 with respect to the statutory-basis financial statements and schedules of Transamerica Occidental Life Insurance Company, included in Post-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-51916) and the related Prospectus of Transultra Variable Universal Life Insurance.

/s/ Ernst & Young LLP

Los Angeles, California
April 24, 2001